UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

Form 8-K

______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): September 30, 2019

Proteon Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36694	20-4580525
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 West Street, Waltham, MA 02451
(Address of Principal Executive Offices) (Zip Code)

(781) 890-0102

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PRTO	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Introductory Comment

Throughout this Current Report on Form 8-K, the terms “we,” “us,” “our”, “Company” and “Proteon” refer to Proteon Therapeutics, Inc., a Delaware corporation.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2019, the Company and Timothy P. Noyes, the Company’s President and Chief Executive Officer, entered into a Separation Agreement (the “Separation Agreement”), which sets forth the terms of Mr. Noyes’ previously disclosed separation from the Company. Pursuant to the Separation Agreement, subject to Mr. Noyes agreeing to a release of claims and complying with certain other continuing obligations contained in the Separation Agreement and in the Consulting Agreement (as described below), the Company will pay Mr. Noyes the following severance benefits: (i) payment of his accrued and unpaid salary and benefits, (ii) the severance payment due to Mr. Noyes pursuant to Section 8(c) of that certain Amended and Restated Employment Agreement, dated as of October 1, 2014, by and between the Company and Mr. Noyes, and (iii) payment in respect of COBRA premiums. In addition, under the terms of the Separation Agreement, Mr. Noyes agreed to terminate and cancel all of his outstanding stock options previously granted by the Company.

In connection with the execution of the Separation Agreement, the Company, certain of the Company’s subsidiaries and Mr. Noyes entered into a Consulting Agreement, dated effective as of October 1, 2019 (the “Consulting Agreement”), pursuant to which Mr. Noyes will provide consulting services to the Company and certain of the Company’s subsidiaries beginning October 1, 2019 and continuing for a period of one year, unless earlier terminated by either party. Mr. Noyes’ consulting services will include, among other things, continuing to serve in his role as President and Chief Executive Officer of the Company and performing the functions and duties associated with such role, as delegated or assigned by the Company’s board of directors. In exchange for his consulting services, Mr. Noyes will receive a consulting fee of $500.00 per hour.

The foregoing description of the terms and conditions of the Separation Agreement and the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Separation Agreement and the Consulting Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this current report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Separation Agreement, dated September 30, 2019, by and between Proteon Therapeutics, Inc. and Timothy P. Noyes
10.2	Consulting Agreement, dated October 1, 2019, by and among Proteon Therapeutics, Inc., certain of Proteon’s subsidiaries and Timothy P. Noyes

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Proteon Therapeutics, Inc.

Date: October 2, 2019	By:	/s/ George A. Eldridge
George A. Eldridge
Senior Vice President & Chief Financial Officer